Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter 2013 and Full Year 2013 Results
and Increases Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves payment of its regular quarterly dividend of $0.16 per common share and a dividend of $10.5 million ($0.23 per share) under its return of capital program for a total dividend of $0.39 per share to be paid on March 27, 2014 to shareholders of record on March 7, 2014

•                  The first quarter 2014 per share dividend of $0.39 represents an increase of 5% from the fourth quarter 2013 dividend of $0.37 per share and a $0.27 or a 325% increase from the first quarter 2013 dividend of $0.12 per share

•                  Service revenue for Q4 2013 of $89.9 million — an increase of 2.4% from $87.8 million for Q3 2013 and an increase of 8.8% from $82.6 million for Q4 2012

•                  Service revenue for 2013 of $348.0 million — an increase of 9.8% from $317.0 million for  2012

•                  Traffic increased by 13% from Q3 2013 to Q4 2013,  increased by 72% from Q4 2012 and increased by 86% from full year 2012 to full year 2013

•                  Non-GAAP gross margin percentage expanded by 210 basis points from 54.9% for 2012 to 57.0% for 2013

•                  EBITDA, as adjusted, for Q4 2013 of $31.5 million — an increase of 2.8% from $30.7 million for Q3 2013 and an increase of 10.5% from $28.5 million for Q4 2012.

•                  EBITDA, as adjusted, increased by 17.1% for 2013 to $120.2 million

•                  EBITDA, as adjusted, margin increased by 210 basis points from 32.4% for 2012 to 34.5% for 2013

•                  Cash and cash equivalents totaled $304.9 million at Q4 2013

•                  Basic net income per share of $1.22 for 2013 and $1.14 for Q4 2013 including the impact of an income tax benefit of $49.3 million recorded in Q4 2013

•                  40,174 customer connections were on the Cogent network at the end of Q4 2013 — an increase of 4.0 % from 38,639 customer connections at the end of Q3 2013 and an increase of 15.4% from 34,811 customer connections at the end of Q4 2012

[WASHINGTON, D.C. February 20, 2014] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced  service revenue of $89.9 million for the three months ended December 31, 2013, an increase of 2.4% from $87.8 million for the three months ended September 30, 2013 and an increase of 8.8% from $82.6 million for the three months ended December 31,

2012.  The impact of foreign exchange positively impacted service revenue growth from Q3 2013 to Q4 2013 by $0.5 million and positively impacted service revenue growth from Q4 2012 to Q4 2013 by $0.6 million.  On a constant currency basis, service revenue grew by 1.9% from Q3 2013 to Q4 2013 and increased by 8.0% from Q4 2012 to Q4 2013.

Service revenue was $348.0 million for the year ended December 31, 2013, an increase of 9.8% from $317.0 million for the year ended December 31, 2012.  The impact of foreign exchange positively impacted service revenue growth from 2012 to 2013 by $1.8 million.  On a constant currency basis, service revenue grew by 9.2% from 2012 to 2013.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $66.0 million for the three months ended December 31, 2013, an increase of 2.3% over $64.5 million for the three months ended September 30, 2013 and an increase of 9.4% over $60.4 million for the three months ended December 31, 2012. On-net revenue was $255.0 million for the year ended December 31, 2013, an increase of 9.6% from $232.6 million for the year ended December 31, 2012.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $23.4 million for the three months ended December 31, 2013, an increase of 2.9% over $22.8 million for the three months ended September 30, 2013 and an increase of 8.3% over $21.6 million for the three months ended December 31, 2012. Off-net revenue was $91.1 million for the year ended December 31, 2013, an increase of 11.2% over $81.9 million for the year ended December 31, 2012.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.  Non-core revenue was $0.4 million for the three months ended December 31, 2013, $0.5 million for the three months ended September 30, 2013 and $0.6 million for the three months ended December 31, 2012.  Non-core revenue was $1.9 million for the year ended December 31, 2013, a decrease of 22.4% from $2.5 million for the year ended December 31, 2012.

Non-GAAP gross profit increased 2.3% to $51.6 million for the three months ended December 31, 2013 from $50.4 million for the three months ended September 30, 2013 and increased by 14.3% from $45.1 million for the three months ended December 31, 2012.   Non- GAAP gross profit increased 14.0% to $198.3 million for the year ended December 31, 2013 from $173.9 million for the year ended December 31, 2012.   Non-GAAP gross profit margin percentage was 57.4% for the three months ended December 31, 2013, 57.5% for the three months ended September 30, 2013, and 54.6% for the three months ended December 31, 2012.  Non-GAAP gross profit margin percentage was 57.0% for the year ended December 31, 2013 and 54.9% for the year ended December 31, 2012.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 2.8% to $31.5 million for the three months ended December 31, 2013 from $30.7 million for the three months ended September 30, 2013 and increased 10.5% from $28.5 million for the three months ended December 31, 2012.   EBITDA, as adjusted, margin was 35.1% for the three months ended December 31, 2013, 35.0% for the three months ended September 30, 2013, and 34.6% for the three months ended December 31, 2012. EBITDA, as adjusted, increased 17.1% to $120.2 million for the year ended December 31, 2013 from $102.6 million for the year ended December 31, 2012.   EBITDA, as adjusted, margin was 34.5% for the year ended December 31, 2013 and 32.4% for the year ended December 31, 2012.

Basic net income (loss) per share was $1.14 for the three months ended December 31, 2013, $0.05 for the three months ended September 30, 2013 and $(0.01) for the three months ended December 31, 2012.  Basic net income (loss) per share was $1.22 for the year ended December 31, 2013 and $(0.09) for the year ended December 31, 2012.  Included in basic and diluted net income per share for the quarter and year ended December 31, 2013 was an income tax benefit totaling $49.3 million.

Total customer connections increased 4.0% to 40,174 as of December 31, 2013 from 38,639 as of September 30, 2013 and increased 15.4% from 34,811 as of December 31, 2012.  On-net customer connections increased 4.1% to 34,671 as of December 31, 2013 from 33,310 as of September 30, 2013 and increased 16.1% from 29,875 as of December 31, 2012.  Off-net customer connections increased 4.1% to 5,088 as of December 31, 2013 from 4,886 as of September 30, 2013 and increased 14.0% from 4,465 as of December 31, 2012.  Non-core customer connections were 415 as of December 31, 2013, 443 as of September 30, 2013 and 471 as of December 31, 2012.

The number of on-net buildings increased by 35 on-net buildings to 1,990 on-net buildings as of December 31, 2013 from 1,955 on-net buildings as of September 30, 2013, and increased by 123 on-net buildings from 1,867 on-net buildings as of December 31, 2012.

Quarterly Dividend and Additional Return of Capital Program Payment Approved

On February 19, 2014, Cogent’s board approved a payment of a dividend of $0.16 per common share and an additional $10.5 million ($0.23 per share) dividend under its return of capital program for a total dividend of $0.39 per share payable on March 27, 2014 to shareholders of record on March 7, 2014.

Under Cogent’s return of capital program Cogent plans on returning additional capital to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program will now total at least $10.5 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 1.57 at December 31, 2013.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by Cogent’s board of directors.

Tax Treatment of 2013 Dividends

Cogent paid four quarterly dividends in 2013 totaling $35.4 million, or $0.76 per share.  The expected tax treatment of these dividends are generally that 56.10% are treated as a return of capital and 43.90% are generally treated as dividends for United States federal income tax purposes.  While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice.  The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 20, 2014 to discuss Cogent’s operating results for the fourth quarter of 2013 and full year 2013 and to discuss Cogent’s expectations for full year 2014.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services.  Cogent’s facilities-based, all-optical IP network backbone provides services in over 180 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share and per share data) — unaudited	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013
On-Net revenue	$56,750	$57,321	$58,138	$60,380	$61,678	$62,693	$64,548	$66,032
% Change from previous Qtr.	-4.7%	1.0%	1.4%	3.9%	2.1%	1.6%	3.0%	2.3%
Off-Net revenue	$19,501	$19,868	$20,912	$21,646	$22,309	$22,604	$22,767	$23,438
% Change from previous Qtr.	3.0%	1.9%	5.3%	3.5%	3.1%	1.3%	0.7%	2.9%
Non-Core revenue (1)	$637	$628	$606	$586	$566	$506	$446	$389
% Change from previous Qtr.	1.1%	-1.4%	-3.5%	-3.3%	-3.4%	-10.6%	-11.9%	-12.8%
Service revenue — total	$76,888	$77,817	$79,656	$82,612	$84,553	$85,803	$87,761	$89,859
% Change from previous Qtr.	-2.8%	1.2%	2.4%	3.7%	2.3%	1.5%	2.3%	2.4%
Network operations expenses (2)	$34,255	$34,994	$36,375	$37,489	$37,154	$36,950	$37,327	$38,288
% Change from previous Qtr.	2.6%	2.2%	3.9%	3.1%	-0.9%	-0.5%	1.0%	2.6%
Non-GAAP gross margin (2)	$42,633	$42,823	$43,281	$45,123	$47,399	$48,853	$50,434	$51,571
% Change from previous Qtr.	-6.7%	0.4%	1.1%	4.3%	5.0%	3.1%	3.2%	2.3%
Non-GAAP gross margin percentage (2)	55.4%	55.0%	54.3%	54.6%	56.1%	56.9%	57.5%	57.4%
Selling, general and administrative expenses (3)	$20,188	$17,496	$17,109	$17,299	$19,106	$19,215	$19,772	$20,937
% Change from previous Qtr.	12.9%	-13.3%	-2.2%	1.1%	10.4%	0.6%	2.9%	5.9%
Depreciation and amortization expense	$15,239	$15,503	$15,610	$16,124	$15,874	$15,900	$16,024	$16,562
% Change from previous Qtr.	0.1%	1.7%	0.7%	3.3%	-1.6%	0.2%	0.8%	3.4%
Equity-based compensation expense	$1,238	$2,023	$2,530	$2,531	$2,514	$2,137	$2,061	$2,007
% Change from previous Qtr.	-26.7%	63.4%	25.1%	0.0%	-0.7%	-15.0%	-3.6%	-2.6%
Operating income	$5,968	$7,801	$8,032	$9,169	$9,905	$11,601	$12,577	$12,065
% Change from previous Qtr.	-45.2%	30.7%	3.0%	14.2%	8.0%	17.1%	8.4%	-4.1%

Net (loss) income	$(2,090)	$(1,791)	$(94)	$(276)	$361	$1,607	$2,122	$52,599
% Change from previous Qtr.	-138.5%	14.3%	-94.8%	193.6%	230.8%	345.2%	32.0%	2,378.7%
Basic net (loss) income per common share	$(0.05)	$(0.04)	$(0.00)	$(0.01)	$0.01	$0.03	$0.05	$1.14
% Change from previous Qtr.	-141.7%	20.0%	-100.0%	-100.0%	200.0%	200.0%	66.7%	2,180.0%
Diluted net (loss) income per common share	$(0.05)	$(0.04)	$(0.00)	$(0.01)	$0.01	$0.03	$0.05	$1.10
% Change from previous Qtr.	-141.7%	20.0%	-100.0%	-100.0%	200.0%	200.0%	66.7%	2,100.0%
Weighted average common shares — basic	45,241,418	45,313,804	45,377,732	45,492,847	45,537,607	46,040,692	46,171,194	46,302,926
% Change from previous Qtr.	0.4%	0.2%	0.1%	0.3%	0.1%	1.1%	0.3%	0.3%
Weighted average common shares — diluted	45,241,418	45,313,804	45,377,732	45,492,847	46,435,677	46,769,184	46,823,167	48,800,560
% Change from previous Qtr.	-0.7%	0.2%	0.1%	0.3%	2.1%	0.7%	0.1%	4.2%
EBITDA, as adjusted (4)	$22,557	$25,338	$26,171	$28,548	$28,295	$29,638	$30,703	$31,548
% Change from previous Qtr.	-19.0%	12.3%	3.3%	9.1%	-0.9%	4.7%	3.6%	2.8%
EBITDA, as adjusted margin (4)	29.3%	32.6%	32.9%	34.6%	33.5%	34.5%	35.0%	35.1%
Net cash provided by operating activities	$12,686	$19,471	$15,489	$32,297	$14,962	$22,703	$14,898	$29,288
% Change from previous Qtr.	-53.5%	53.5%	-20.5%	108.5%	-53.7%	51.7%	-34.4%	96.6%
Capital expenditures	$12,289	$10,575	$11,187	$10,286	$16,316	$12,455	$10,165	$10,095
% Change from previous Qtr.	17.9%	-13.9%	5.8%	-8.1%	58.6%	-23.7%	-18.4%	-0.7%
Customer Connections — end of period
On-Net	26,246	27,471	28,839	29,875	30,914	31,876	33,310	34,671
% Change from previous Qtr.	2.9%	4.7%	5.0%	3.6%	3.5%	3.1%	4.5%	4.1%
Off-Net	3,962	4,100	4,258	4,465	4,591	4,728	4,886	5,088
% Change from previous Qtr.	1.2%	3.5%	3.9%	4.9%	2.8%	3.0%	3.3%	4.1%
Non-Core (1)	549	495	485	471	463	453	443	415
% Change from previous Qtr.	-2.8%	-9.8%	-2.0%	-2.9%	-1.7%	-2.2%	-2.2%	-6.3%
Total	30,757	32,066	33,582	34,811	35,968	37,057	38,639	40,174

% Change from previous Qtr.	2.5%	4.3%	4.7%	3.7%	3.3%	3.0%	4.3%	4.0%
Other — end of period
Buildings On-Net	1,769	1,799	1,832	1,867	1,890	1,921	1,955	1,990
Employees	612	613	621	611	619	633	673	706

(1)          Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)          Network operations expense excludes equity-based compensation expense of $83, $118, $166, $162, $155, $126, $114 and $112 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively.  Non-GAAP gross margin represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense).

(3)          Excludes equity-based compensation expense of $1,155, $1,905, $2,364, $2,369, $2,359,  $2,011, $1,947 and $1,895 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively.

(4)          See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $112, $11, $(1), $724, $2, $41 and $914 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012,  December 31, 2012, March 31, 2013 and September 30, 2013, and December 31, 2013 respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Net cash flows provided by operating activities	$12,686	$19,471	$15,489	$32,297	$14,962	$22,703	$14,898	$29,288
Changes in operating assets and liabilities	3,053	(2,252)	3,965	(13,089)	5,365	(1,446)	6,771	42,329
Cash interest expense and income tax expense	6,706	8,108	6,718	8,616	7,966	8,381	8,993	(40,983)

Gains (losses) on asset related transactions	112	11	(1)	724	2	—	41	914
EBITDA, as adjusted	$22,557	$25,338	$26,171	$28,548	$28,295	$29,638	$30,703	$31,548

Impact of foreign currencies (“constant currency” impact) on change in sequential quarterly service revenue

($ in 000’s) — unaudited	Q4 2013
Service revenue, as reported — Q4 2013	$89,859
Impact of foreign currencies on service revenue	(474)
Service revenue - Q4 2013, as adjusted (1)	$89,385
Service revenue, as reported — Q3 2013	$87,761
Constant currency increase from Q3 2013 to Q4 2013 - (Service revenue, as adjusted for Q4 2013 less service revenue, as reported for Q3 2013)	$1,624
Percent increase (Constant currency increase from Q3 2013 to Q4 2013 divided by service revenue, as reported for Q3 2013)	1.9%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended December 31, 2013 at the average foreign currency exchange rates for the three months ended September 30, 2013. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on change in prior year quarterly service revenue

($ in 000’s) — unaudited	Q4 2013
Service revenue, as reported — Q4 2013	$89,859
Impact of foreign currencies on service revenue	(636)
Service revenue - Q4 2013, as adjusted (2)	$89,223
Service revenue, as reported — Q4 2012	$82,612
Constant currency increase from Q4 2012 to Q4 2013 - (Service revenue, as adjusted for Q4 2013 less service revenue, as reported for Q4 2012)	$6,611
Percent increase (Constant currency increase from Q4 2012 to Q4 2013 divided by service revenue, as reported for Q4 2012)	8.0%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended December 31, 2013 at the average foreign currency exchange rates for the three months ended December 31, 2012. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on change in prior year service revenue

($ in 000’s) — unaudited	2013
Service revenue, as reported — 2013	$347,979
Impact of foreign currencies on service revenue	(1,757)
Service revenue - 2013, as adjusted (2)	$346,222
Service revenue, as reported — 2012	$316,973
Constant currency increase from 2012 to 2013 - (Service revenue, as adjusted for 2013 less service revenue, as reported for 2012)	$29,249
Percent increase (Constant currency increase from 2012 to 2013 divided by service revenue, as reported for 2012)	9.2%

(3)         Service revenue, as adjusted, is determined by translating the service revenue for the year ended December 31, 2013 at the average foreign currency exchange rates for the year ended December 31, 2012. The Company believes that disclosing annual revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Net debt to trailing 12 months EBITDA, as adjusted, ratio

Under Cogent’s return of capital program Cogent plans on returning an additional $10.5 million to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program will now total at least $10.5 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 1.57 at December 31, 2013 as shown below.

($ in 000’s) — unaudited	As of December 31, 2013
Cash and cash equivalents	$304,866
Debt
Capital leases — current portion	$9,252
Convertible notes — par value	$91,978
Capital leases — long term	$152,527
Senior secured notes — par value	$240,000
Total debt	$493,757
Total net debt	$188,891
Trailing 12 months EBITDA, as adjusted	$120,188
Total net debt to trailing 12 months EBITDA, as adjusted	1.57

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2013	2012
Assets
Current assets:
Cash and cash equivalents	$304,866	$247,285
Accounts receivable, net of allowance for doubtful accounts of $1,871 and $3,083, respectively	30,628	23,990
Prepaid expenses and other current assets	18,777	9,978

Total current assets	354,271	281,253
Property and equipment:
Property and equipment	985,084	889,229
Accumulated depreciation and amortization	(643,891)	(578,054)

Total property and equipment, net	341,193	311,175
Deferred tax assets - noncurrent	50,861	5,546
Deposits and other assets ($448 and $442 restricted, respectively)	8,776	8,557

Total assets	$755,101	$606,531

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,098	$14,734
Accrued and other current liabilities	31,465	26,519
Convertible senior notes - current portion, net of discount of $3,099	88,879	—
Current maturities, capital lease obligations	9,252	10,487

Total current liabilities	143,694	51,740
Senior secured notes including premium of $5,423 and $0, respectively	245,423	175,000
Capital lease obligations, net of current maturities	152,527	127,461
Convertible senior notes, net of discount of $9,494	—	82,484
Other long term liabilities	19,965	10,067

Total liabilities	561,609	446,752

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,334,218 and 47,116,644 shares issued and outstanding, respectively	47	47
Additional paid-in capital	508,256	497,349
Accumulated other comprehensive income	2,136	667
Accumulated deficit	(316,947)	(338,284)

Total stockholders’ equity	193,492	159,779

Total liabilities and stockholders’ equity	$755,101	$606,531

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2013

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2013	2012
Service revenue	$347,979	$316,973
Operating expenses:
Network operations (including $507 and $529 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	150,225	143,642
Selling, general, and administrative (including $8,212 and $7,794 of equity-based compensation expense, respectively)	87,242	79,885
Depreciation and amortization	64,358	62,478

Total operating expenses	301,825	286,005

Operating income	46,154	30,968
Interest income and other	2,630	1,851
Interest expense	(41,797)	(36,319)

Income (loss) before income taxes	6,987	(3,500)
Income tax benefit (expense)	49,702	(751)

Net income (loss)	$56,689	$(4,251)

Comprehensive income (loss):
Net income (loss)	$56,689	$(4,251)
Foreign currency translation adjustment	1,469	1,249

Comprehensive income (loss)	$58,158	$(3,002)

Basic net income (loss) per common share	$1.22	$(0.09)

Diluted net income (loss) per common share	$1.21	$(0.09)
Dividends declared per common share	$0.76	$0.21

Weighted-average common shares—basic	46,286,735	45,514,844

Weighted-average common shares—diluted	46,996,904	45,514,844

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2013 AND DECEMBER 31, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012
Service revenue	$89,859	$82,612
Operating expenses:
Network operations (including $112 and $162 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	38,400	37,651
Selling, general, and administrative (including $1,895 and $2,369 of equity-based compensation expense, respectively)	22,832	19,668
Depreciation and amortization	16,562	16,124

Total operating expenses	77,794	73,443

Operating income	12,065	9,169
Interest income and other	1,097	925
Interest expense	(11,144)	(9,320)

Income before income taxes	2,018	774
Income tax benefit (expense)	50,581	(1,050)

Net income (loss)	$52,599	$(276)

Comprehensive income
Net income (loss)	$52,599	$(276)
Foreign currency translation adjustment	595	1,193
Comprehensive income	$53,194	$917

Basic net income (loss) per common share	$1.14	$(0.01)

Diluted net income (loss) per common share	$1.10	$(0.01)
Dividends declared per common share	$0.37	$0.11

Weighted-average common shares—basic	46,302,926	45,492,847

Weighted-average common shares—diluted	48,800,560	45,492,847

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2013

(IN THOUSANDS)

	2013	2012
Cash flows from operating activities:
Net income (loss)	$56,689	$(4,251)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	64,358	62,478
Amortization of debt discount and premium	6,086	6,031
Equity-based compensation expense (net of amounts capitalized)	8,719	8,323
Gains—dispositions of assets and other, net	(1,001)	(971)
Changes in assets and liabilities:
Accounts receivable	(6,293)	1,247
Prepaid expenses and other current assets	(3,642)	459
Deferred income taxes	(50,069)	2,692
Deposits and other assets	770	(436)
Accounts payable, accrued liabilities and other long-term liabilities	6,234	4,371

Net cash provided by operating activities	81,851	79,943

Cash flows from investing activities:
Purchases of property and equipment	(49,031)	(44,337)
Proceeds from asset sales	50	141

Net cash used in investing activities	(48,981)	(44,196)

Cash flows from financing activities:
Net proceeds from issuance of senior secured notes	69,882	—
Dividends paid	(35,352)	(9,549)
Principal payments of capital lease obligations	(11,164)	(16,794)
Purchases of common stock	—	(1,265)
Proceeds from exercises of common stock options	1,218	404

Net cash provided by (used in) financing activities	24,584	(27,204)

Effect of exchange rate changes on cash	127	535

Net increase in cash and cash equivalents	57,581	9,078
Cash and cash equivalents, beginning of year	247,285	238,207

Cash and cash equivalents, end of year	$304,866	$247,285

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2013 AND DECEMBER 31, 2012

(IN THOUSANDS)

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012
Cash flows from operating activities:
Net income (loss)	$52,599	$(276)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,560	16,125
Amortization of debt discount and premium	1,390	1,553
Equity-based compensation expense (net of amounts capitalized)	2,007	2,531
(Gains) losses—dispositions of assets and other, net	(977)	(773)
Changes in assets and liabilities:
Accounts receivable	(1,784)	4,210
Prepaid expenses and other current assets	(875)	532
Deferred income taxes	(50,487)	1,577
Deposits and other assets	143	214
Accounts payable, accrued liabilities and other long-term liabilities	10,712	6,604

Net cash provided by operating activities	29,288	32,297

Cash flows from investing activities:
Purchases of property and equipment	(10,095)	(10,286)
Proceeds from asset sales	8	21

Net cash used in investing activities	(10,087)	(10,265)

Cash flows from financing activities:
Dividends paid	(17,206)	(5,012)
Principal payments of capital lease obligations	(2,234)	(2,361)
Proceeds from exercises of common stock options	244	74

Net cash used in financing activities	(19,196)	(7,299)

Effect of exchange rate changes on cash	86	488

Net increase in cash and cash equivalents	91	15,221
Cash and cash equivalents, beginning of period	304,775	232,064

Cash and cash equivalents, end of period	$304,866	$247,285

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S.

Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2013 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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